CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of January 23, 2002, between Nuclear Solutions, Inc., a Nevada corporation (the "Company"), and Scott Bleazard ("Consultant"), an individual.

WITNESSETH:

WHEREAS, Company desires to retain Consultant to consult and advise the Company, and Consultant is willing to provide such services:

NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

The Company hereby engages Consultant as an independent contractor and not as an employee, to render consulting services to the Company as hereinafter provided and Consultant hereby accepts such engagement for a period commencing on January 23, 2002 and ending on the July 23, 2003. Consultant agrees that Consultant will not have any authority to bind or act on behalf of the Company. Consultant shall at all times be an independent contractor hereunder, rather than an agent, coventurer, employee or representative of the Company. The Company hereby acknowledges and agrees that Consultant may engage directly or indirectly in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of such services shall unduly interfere with such other businesses and ventures, providing that such undertakings do not completely preempt Consultant's availability during the term of this Agreement. Neither Consultant nor his employees will be considered by reason of the provisions of this Agreement or otherwise as being an employee of the Company or as being entitled to participate in any health insurance, medical, pension, bonus or similar employee benefit plans sponsored by the Company for its employees. Consultant shall report all earnings under this Agreement in the manner appropriate to its status as an independent contractor and shall file all necessary reports and pay all taxes with respect to such payments.


                                   SERVICES

1. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant hereby accepts the engagement, to provide advice, analysis and recommendations (the "Services") to the Company with respect to the following:

       A.  Identifying prospective strategic partners and strategic alliances;

       B. Corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by Client;

       C.  Business strategies;

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       D.  Periodic reporting as to developments concerning the industry which may be relevant or of interest or concern to the Client or the Client's business.

During the term of this Agreement, Consultant shall render such consulting services as the Company from time to time reasonably requests, which services shall include but not be limited to those rendered by Consultant to Company prior to the date hereof; provided that:

       (a) To the extent practicable such services shall be furnished only at such time and places as are mutually satisfactory to the Company and Consultant; and

       (b) Consultant shall devote as much time as needed in performing such services and shall not be required to perform any services hereunder while Consultant is on vacation or suffering from an illness.

       2. Compensation and Expenses. For the Services provided by the Consultant, the Company (i) shall compensate the Consultant by delivering to the Consultant, not later than January 23, 2002, Eighty Six Thousand Two hundred Fifty (86,250) shares of the common stock of the Company ("Common Stock") which have been registered on Form S-8 with the Securities and Exchange Commission; and (ii) subject to the Company's prior written authorization and consent, the Company shall be responsible for the payment of the reasonable out-of-pocket costs and expenses of Consultant incurred prior to, or on or after the date of this Agreement, in connection with its engagement under this Agreement, including, but not limited to, reasonable fees and disbursements of counsel for Consultant, travel and related expenses, document production and computer database charges. The Company shall reimburse Consultant for such costs and expenses as they are incurred, promptly after receipt of a request for reimbursement from Consultant.
The Consultant warrants that nature of his services will not be associated, in any manner, with a capital raising function or directly or indirectly promote the Company's stock.

       3. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and his successors and assigns; provided that in no event shall Consultant's obligations to perform the Services be delegated or transferred by Consultant without the prior written consent of the Company.

       4. Term. This Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions of Section 6 hereof, shall expire on July 23, 2003.

       5. Termination. Either the Company or Consultant may terminate this Agreement for material breach upon at least thirty (30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period.

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       6. Independent Contractor Relationship. Consultant and the Company are
independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

       7. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any act or omission by Company. The Consultant shall indemnify and hold harmless the Company from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any act or omission by the Consultant.

       8. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or (iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

       9. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Nevada. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in Las Vegas, Nevada in accordance with the laws of the State of Nevada and the rules of the American Arbitration Association.

       10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

       11. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time,

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duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.


SIGNATURE OF CONTRACTOR

NAME:        SCOTT BLEAZARD
ADDRESS:     500 NORTH RAINBOW BOULEVARD, SUITE 300
             LAS VEGAS,  89107

SIGNATURE:  /s/ Scott Bleazard
            ------------------
            Scott Bleazard

SIGNATURE OF COMPANY

NAME:        NUCLEAR SOLUTIONS, INC.
ADDRESS:     1530 EAST COMMERCIAL ST., STE. 109
             MERIDIAN, ID 83642

SIGNATURE:   /s/ Paul Brown
             --------------------
             Paul Brown, Ph.D.

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86,250 Shares.  Number of Shares to be issued
to Scott Bleazard pursuant to this agreement.